EXHIBIT 10.12

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), is entered into as of August 30, 2013, (the “Effective Date”), by and between SYSOREX GLOBAL HOLDINGS CORP, a Nevada corporation (“Senior Creditor” or the “Senior Lender”), and each of the holders of the Notes (collectively, the “Purchasers” or the “Junior Lenders”).  Capitalized terms used but not otherwise defined herein shall have the meanings given them in Section 1 below.

RECITALS

A.

AirPatrol Corporation, a Nevada corporation (“Borrower”), is indebted to Senior Creditor pursuant to (i) that certain Loan Agreement dated as of the date hereof and (ii) that certain Secured Promissory Note dated as of the date hereof (such Loan Agreement and Secured Promissory Note, as each may be amended, modified, restated, replaced or supplemented from time to time in accordance with the terms hereof, collectively, the “Senior Creditor Agreement”), by and between Borrower and Senior Creditor.  The funds advanced to or owed by Borrower under the Senior Creditor Agreement shall be referred to collectively herein as the “Senior Loans.”  To secure the Senior Loans, Borrower granted to Senior Creditor a security interest in all of its personal property assets (the “Collateral”).

B.

Borrower has entered into certain Note Purchase Documents with Purchasers which are secured by the Collateral (as hereinafter defined).

C.

Purchasers and Senior Creditor desire to agree to and to set forth their respective rights, priorities and interests governing their respective relationships with Borrower and the collateral for the loans granted pursuant to the Note Purchase Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of Senior Creditor entering into the Senior Loan Documents with Borrower, Purchasers and Senior Creditor hereby agree as follows:

1.

DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Note Purchase Documents” means each of the notes described on Schedule 1 hereto (collectively, the “Notes”), and any other agreement, document, promissory note, financing statement, or instrument executed by Borrower in favor of Purchasers pursuant to or in connection with the Subordinated Debt, in each case, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms hereof.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Reorganization Subordinated Securities” means any debt or equity securities of Borrower or any other Person that are distributed to Junior Lender in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) at least to the same extent as the Subordinated Debt is subordinated to the Senior Debt under this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, and the obligation of such Person owing to Junior Lender is subordinated to such obligation owing to Senior Creditor at least to the same extent as the Subordinated Debt is subordinated to the Senior Debt under this Agreement, and (c) have all principal payments and maturities, and all mandatory redemptions and other mandatory dividends or other distributions, due on a date after the final maturity of the Senior Debt, and do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt otherwise applicable to such issuer or other obligor.

“Senior Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

“Senior Loan Documents” means the Senior Creditor Agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to the Senior Creditor Agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms hereof.

“Subordinated Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Purchasers under the Note Purchase Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement.  The capitalized term “Collateral” as used in this Agreement has the meaning ascribed to such term in the Senior Creditor Agreement.  Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of California, as in effect from time to time (“UCC”).

2.

SUBORDINATION

(a)

On the terms and conditions set forth below, all liens and security interests securing the Subordinated Debt are hereby subordinated to all liens and security interests securing the Senior Debt.

(b)

Purchasers shall not create, maintain or perfect any security interest in or lien on any property of Borrower, other than the security interests and liens previously granted in favor of Purchasers in the Collateral.  If, notwithstanding the foregoing, any other such lien shall be created or shall arise, whether by operation of law or otherwise, and may from time to time exist in favor of Purchasers in or on any Collateral to secure all or any portion of the Subordinated Debt, then any liens granted by Borrower in favor of Senior Creditor to secure the Senior Debt shall in all respects be first and senior liens, superior to any liens in favor of Purchasers securing the Subordinated Debt, notwithstanding (i) the date, manner or order of perfection of the security interests and liens granted in favor of Senior Creditor, (ii) the provisions of the UCC or any other applicable laws or decisions, (iii) the provisions of any contract in effect between Senior Creditor, on the one hand, and Borrower or any affiliate thereof, on the other, and (iv) whether Senior Creditor or any agent or bailee thereof holds possession of any part or all of the Collateral.  In the event Purchasers have or obtain possession of any such property or foreclose upon or enforce the lien upon any such property, whether by judicial action or otherwise, then all such property shall be immediately delivered in kind to Senior Creditor or, if not deliverable in kind, all cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of Senior Creditor and paid over to Senior Creditor, without any deduction or offset, unless and until all of the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated.

(c)

The subordination contained in this Agreement is intended to define the rights and duties of Purchasers and Senior Creditor; it is not intended that any third party (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it.  If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Purchasers shall be determined in accordance with applicable law and this Agreement.

(d)

Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to subordinate, waive or restrict (i) the conversion of the Subordinated Debt into equity in accordance with the Note Purchase Documents, and (ii) the contractual rights of Purchasers under any warrants or capital stock that the Borrower may issue to Purchasers from time to time, nor shall anything herein restrict the performance of Borrower’s obligations under such warrants or with respect to such capital stock, its conversion or otherwise.

(e)

In the event of the occurrence of an Insolvency Event (as hereinafter defined), (i) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, and (ii) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Event.

3.

SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of the Senior Debt and the Subordinated Debt of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower’s business, or upon the sale of all or any substantial part of

Borrower’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Creditor shall be entitled to receive the payment in cash in full of the Senior Debt before Purchasers shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a)

All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Purchasers would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and applied in payment of the Senior Debt;

(b)

Purchasers shall file a claim or claims, on the form required in such proceedings, on or before ten (10) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding;

(c)

Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, other than Reorganization Subordinated Securities, shall be received by Purchasers on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Purchasers in trust for and shall be promptly paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash in full;

(d)

Until the Senior Debt is fully paid in cash, each Purchaser irrevocably appoints Senior Lender as Purchaser’s attorney-in-fact, and grants to Senior Lender a power of attorney with full power of substitution, in the name of Purchaser or in the name of Senior Lender, for the use and benefit of Senior Lender, without notice to Purchaser, to perform at Senior Lender’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Purchaser if Borrower does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Senior Lender elects, in its sole discretion, to file such claim or claims; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Purchaser and to otherwise vote Purchaser’s claims in respect of any Subordinated Debt in any manner that Lender deems appropriate for the enforcement of its rights hereunder; and

(e)

Each Purchaser shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.

4.

GRANT OF AUTHORITY; AGREEMENTS OF PURCHASERS AND SENIOR CREDITOR

(a)

Until the Senior Debt has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Borrower have been terminated, Purchasers shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower; and

(b)

if an Insolvency Event occurs:  (i) Purchasers shall not assert, without the prior written consent of Senior Creditor, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Event which could otherwise be asserted or raised in connection with such Insolvency Event, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Purchasers as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Senior Creditor, Purchasers shall not oppose such use of cash collateral on the basis that Purchasers’ interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Purchasers shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Purchasers, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Purchasers in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Senior Creditor, Purchasers shall affirmatively and promptly consent to such sale or disposition of such assets), if Senior Creditor has consented to, or supports, such sale or disposition of such assets.

5.

COLLATERAL OR PROCEEDS THEREOF RECEIVED BY PURCHASERS

Should any Collateral or proceeds thereof be received by Purchasers upon or with respect to the Subordinated Debt prior to termination of this Agreement in accordance with Section 7, Purchasers shall receive and hold the same in trust for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Purchasers where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by Purchasers as the property of Senior Creditor.

6.

FURTHER ASSURANCES; COOPERATION

Subject to Section 12(b), Purchasers agree to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement.  Subject to Section 12(b), Senior Creditor agrees to cooperate with Purchasers and to take all actions that Purchasers may reasonably require to enable Purchasers to realize the full benefits of this Agreement.

7.

TERMINATION OR AMENDMENT OF AGREEMENT

This Agreement shall be effective upon its execution by each of Senior Creditor and Purchasers.  After the Effective Date, this Agreement shall remain in effect and cannot be revoked or amended, except with the prior written consent of Senior Creditor and Purchasers.  Senior Creditor and Purchasers agree that no amendment hereto shall be binding upon Borrower unless Borrower shall have received notice of such amendment and acknowledged such amendment in writing.  Subject to Section 10, this Agreement shall terminate upon the date on which both (a) the Senior Debt shall have been paid in cash in full, and (b) the Senior Loan Documents shall have been terminated.

8.

SUBROGATION

If cash or other property otherwise payable or deliverable to Purchasers or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated, then Purchasers shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid.  No such payments or distributions received by Purchasers by reason of such subrogation shall, as between Borrower and its creditor other than Senior Creditor, on the one hand, and Purchasers, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Purchasers.

9.

PURCHASERS’ WAIVERS AND COVENANTS

(a)

Without limiting the generality of any other waiver made by Purchasers in this Agreement, Purchasers hereby expressly waive (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, and (ii) any claim that Purchasers may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any Collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b)

Without limiting the generality of any other covenant or agreement made by Purchasers or Senior Creditor in this Agreement, Purchasers and Senior Creditor hereby covenant and agree that (i) neither of them has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreement, the Notes or any of the other Senior Loan Documents or Note Purchase Documents, or the collectibility of the Senior Debt or Subordinated Debt; (ii) Purchasers will not interfere with or in any manner oppose a disposition of any Collateral by Senior Creditor; and (iii) neither of them will contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the other’s security interest in the Collateral or the validity, priority or enforceability of the Senior Debt or Subordinated Debt, as applicable.

10.

REINSTATEMENT OF SENIOR DEBT

To the extent that Senior Creditor receives payments on or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

11.

NO WAIVERS

Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Purchasers or any noncompliance of Borrower or Purchasers with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; no action permitted hereunder that has been taken by Senior Creditor shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditor, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

12.

INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION

(a)

Each Purchaser hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Purchasers hereby agree that Senior Creditor shall not have any duty to advise Purchasers of information known to Senior Creditor regarding such condition.

(b)

Subject to Sections 2(b), 4 and 5, Purchasers may (i) administer and manage credit and other relationships with Borrower in their own best interest, and (ii) amend or extend the agreements with Borrower or enter into additional agreements with Borrower, all without the consent of or notice to Senior Creditor; provided that neither this Section 12(b) nor any amendments or additional agreements referred to herein shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that any Purchaser may have in any property of Debtor. By way of example, the Note Purchase Documents shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.  Subject to Section 4, Senior Creditor may (i) administer and manage credit and other relationships with Borrower in its own best interest, and (ii) amend or extend the agreements with Borrower or enter into additional agreements with Borrower, all without the consent of or notice to Purchasers; provided that neither this Section 12(b) nor any amendments or additional agreements referred to herein shall impair or affect the subordination of the liens securing the Subordinated Debt.

13.

NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of:  (a) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; (b) the acknowledgement of receipt by the addressee of electronic mail; or (c) the fifth Business Day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Senior Creditor:

Sysorex Global Holdings Corp.

3375 Scott Blvd., Suite 440

Santa Clara, CA 95054

Attn:  Nadir Ali, CEO

With a copy to:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, NY 10158

Attn:  Elliot Lutzker, Esq.

If to Purchasers:

If to Purchasers James River Capital Corp 401K Plan Kevin M Brandt and Paul Saunders:

Kevin M. Brandt

James River Capital Corp.

58 Broad Street Road

Manakin-Sabot, VA 23103

Fax: 804.784.8533

kbrandt@jrcc.net

With a copy to:

Scott Kulp, Esq.

James River Financial Corp.

58 Broad Street Road

Manakin-Sabot, VA 23103

Fax: 804.784.8533

scott.kulp@jrfcorp.net

If to Purchaser Kiley Revocable Trust:

Kiley Revocable Trust

c/o Thomas D. Kiley

986 Baileyana Road

Hillsborough, CA 94010

14.

SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

16.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Senior Creditor and Purchasers and each of their successors and assigns.

17.

CONSENT

Senior Creditor hereby consents to the liens and security interests in the Collateral for the Subordinated Debt and the indebtedness created or to be created under Subordinated Notes and agrees that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under or a breach of the Senior Loan Documents or this Agreement.  Purchasers hereby consent to the liens and security interests in the Collateral for the Senior Debt and the indebtedness created or to be created under the Senior Creditor Agreement and agree that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under the Note Purchase Documents.

18.

WAIVER AND JUDICIAL REFERENCE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PURCHASERS AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SENIOR LOAN DOCUMENTS, THE NOTE PURCHASE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

19.

COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

20.

ATTORNEYS’ FEES

In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Signature pages follow]

IN WITNESS WHEREOF, Junior Lender and Senior Lender have caused this Agreement to be executed (or acknowledged) as of the date first above written.

SENIOR LENDER:

SYSOREX GLOBAL HOLDINGS CORP

By:	Nadir Ali
Name: Nadir Ali
Title: CEO

JUNIOR LENDERS:

PAUL SAUNDERS

By:	/s/ Paul Sanders

KILEY REVOCABLE TRUST

By:	/s/ Thomas D. Kiley
Name: Thomas D. Kiley
Title: Trustee

JAMES RIVER CAPITAL CORP 401K PLAN FBO KEVIN M BRANDT

By:	/s/ Kevin M. Brandt
Name: Kevin M. Brandt
Title: CEO

ACKNOWLEDGED AND AGREED:

BORROWER:

AIRPATROL CORPORATION

By:	/s/ Cleve Adams
Name: Cleve Adams
Title: CEO

[Signature page to Subordination Agreement]